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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): August 5, 1997


                                 WORLDCOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


        Georgia                    0-11258                58-1521612
    (State or Other            (Commission File        (I.R.S. Employer
    Jurisdiction of                Number)           Identification Number)
    Incorporation)


                             515 East Amite Street
                        Jackson, Mississippi 39201-2702
                    (Address of Principal Executive Office)


Registrant's telephone number, including area code: (601) 360-8600


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ITEM 5. OTHER EVENTS.

         On August 5, 1997 WorldCom, Inc. (the "Company") announced that it is amending the previously announced Exchange Offers and Consent Solicitations relating to approximately $1.359 billion of debt of its subsidiary, MFS Communications Company, Inc. ("MFS").

         Additionally, the Company announced that it is increasing the consent solicitation fees it will pay to the holders of MFS notes who consent to certain amendments to eliminate certain restrictive covenants and to amend certain other provisions of the respective indentures of the MFS notes.

         Further, the Company announced that it is amending the terms of the Exchange Offers providing for the consummation of the Exchange Offers and the adoption and effectiveness of the proposed amendments to the respective indentures of the MFS notes.

         In addition, the expiration time of the Exchange Offers and Consent Solicitations has been extended to 5:00 p.m., New York City time, on August 19, 1997. Withdrawal rights have expired and have not been extended.

         On August 5, 1997, the Company issued a press release relating to the amendment and extension of the Exchange Offers and Consent Solicitations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7 (c) EXHIBITS.

          The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

       Exhibit No.                Description

         99.1 Press release dated August 5, 1997 announcing the amendment of the Exchange Offers and Consent Solicitations for certain MFS Communications Company, Inc. Notes





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WORLDCOM, INC.



                                          By: /s/ Scott D. Sullivan
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                                              Scott D. Sullivan
                                              Chief Financial Officer

 August 5, 1997





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                                 EXHIBIT INDEX

Exhibit No.               Description of Exhibit
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99.1                      Press release dated August 5, 1997 announcing the
                          amendment of the Exchange Offers and Consent
                          Solicitations for certain MFS Communications Company,
                          Inc. Notes